THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR APPLICABLE STATE SECURITIES LAWS (COLLECTIVELY, THE "LAWS"). THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF EITHER (I) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE LAWS, OR (II) AN OPINION OF COUNSEL PROVIDED TO THE ISSUER IN FORM, SUBSTANCE AND SCOPE REASONABLY ACCEPTABLE TO THE ISSUER TO THE EFFECT THAT REGISTRATION IS NOT REQUIRED UNDER THE LAWS DUE TO AN AVAILABLE EXCEPTION TO OR EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE LAWS.

April 5th 2011

U.S. $200,000.00

E check Holdings, Inc
A Nevada Corporation

NINE PERCENT (9%) CONVERTIBLE PROMISSORY NOTE
$200,000.00
DUE DECEMBER 31, 2012

THIS NOTE (a "Note") of **Echeck Holdings, Inc.** a corporation duly organized and validly existing under the laws of the State of Nevada, U.S.A. (the "Company") is designated a NINE PERCENT (9%) CONVERTIBLE PROMISSORY NOTE, due December 31, 2012, in an aggregate principal face value for the Note of Two Hundred Thousand United States Dollars (US$200,000.00).

FOR PAST VALUE RECEIVED AND ON THE BOOKS , the Company promises to pay to:

Alan Waserstein
6001 nw 153rd st #110
Miami Lakes, Fl. 33014

who is the registered holder hereof and its permitted successors and assigns (the "Holder" or Holders"), the principal sum of **Two Hundred Thousand United States Dollars (US$200,000.00)** on December 31, 2012 (the "Maturity Date"), and (except as otherwise herein stated) to pay interest on the principal sum outstanding, at the rate of five percent (9%) per annum due and payable in yearly installments, in arrears, on December 31, 2012 . Accrual of interest on the outstanding principal amount, payable in cash or Common Stock (defined hereinafter) at the Holder's option, shall commence on the date hereof and shall continue until payment in full of the outstanding

principal amount has been made or duly provided for. The interest so payable will be paid to the person or entity in whose name this Note (or one or more predecessor Notes) is registered on the records of the Company regarding registration and transfers of the Note (the "Note Register"); provided, however, that the Company's obligation to a transferee of this Note arises only if such transfer, sale or other disposition is made in accordance with the terms and conditions of that Securities Purchase Agreement of even date herewith between the Company and the original Holder (the "Securities Purchase Agreement").

The principal of, and all interest on (if applicable), this Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, at the address last appearing on the Note Register of the Company as designated in writing by the Holder hereof from time to time. The Company will pay the outstanding principal of and any and all accrued and unpaid interest due upon this Note on the Maturity Date, less any amounts required by law to be deducted or withheld, to the record Holder of this Note as of the fifth business day (as defined in the Securities Purchase Agreement) prior to the Maturity Date and addressed to such Holder at the last address appearing on the Note Register. The forwarding of such funds shall constitute a payment of outstanding principal and interest hereunder and shall satisfy and discharge the liability for principal and interest on this Note to the extent of the sum represented by such payment plus any amounts so deducted or withheld. Interest may at the Holder's option be paid in Common Stock, with the number of shares of Common Stock to be delivered in payment of such interest determined by taking the dollar amount of interest being paid divided by the applicable Conversion Price (defined below).

This Note is subject to the following additional provisions:

1. Withholding. The Company shall be entitled to withhold from all payments of principal or interest pursuant to this Note any amounts required to be withheld under the applicable provisions of the United States income tax or other applicable laws at the time of such payments, but only to the extent so required.

2. Transfer/Exchange of Note; Registered Holder; Opinion of Counsel; Legend. This Note has been issued subject to investment representations of the original purchaser hereof and may be transferred or exchanged only in compliance with the Securities Act of 1933, as amended (the "1933 Act") and applicable state securities laws. Prior to due presentment for transfer of this Note, the Company and any agent of the Company may treat the person in whose name this Note is duly registered on the Company's Note Register as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Note be overdue, and neither the Company nor any such agent shall be affected or bound by notice to the contrary.

The Holder understands and acknowledges by its acceptance hereof that except as provided in the Securities Purchase Agreement this Note and the shares of common stock in the Company issuable upon conversion thereof as herein provided ("Conversion Shares"), and any shares of Common Stock payable as interest hereunder have not been and are not being registered under the 1933 Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred

unless (a) subsequently registered there under, or (b) the Holder shall have delivered to the Company an opinion of counsel, reasonably satisfactory in form, substance and scope to the Company, to the effect that the securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration; (ii) any sale of such securities made in reliance on Rule 144 promulgated under the 1933 Act may be made only in accordance with the terms of said Rule and further, if said Rule is not applicable, any resale of such securities under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other regulation and/or exemption under the 1933 Act or the rules and regulations of the United States Securities and Exchange Commission (the "SEC") there under; and (iii) neither the Company nor any other person is under any obligation to register such securities under the 1933 Act or any state securities laws (other than pursuant to the terms of the Securities Purchase Agreement) or to comply with the terms and conditions of any exemption there under.

Any Conversion Shares issued upon conversion of this Note, and if applicable, any Common Stock issued in payment of interest as herein provided, shall, if and only to the extent required by law, bear legends in similar form to the legends set forth on the first page of this Note.

3. Conversion of Note into Common Stock; Redemption. The Holder of this Note is entitled, at its option, at any time commencing on the date first written above, to convert all or a portion of the original principal face amount of this Note into shares of common stock in the Company (defined herein as "Common Stock"), at a conversion price (the "Conversion Price") for each share of Common Stock equal to .003 cents ($0.003) for each share received in any conversion.

Any conversion of this Note shall be achieved by submitting to the Company the fully completed form of conversion notice attached hereto as Exhibit I (a "Notice of Conversion"), executed by the Holder of this Note evidencing such Holder's intention to convert this Note or the specified portion (as herein provided) hereof. A Notice of Conversion may be submitted via facsimile to the Company at the facsimile number for the Company provided in the Securities Purchase Agreement (or at such other number as requested in advance of such conversion in writing by the Company), and if so submitted the original Notice of Conversion shall be delivered to the Company within two (2) business days thereafter. The Company and the Holder shall each keep records with respect to the portion of this Note then being converted and all portions previously converted; upon receipt by the Holder of the requisite Conversion Shares, the outstanding principal amount of the Note shall be reduced by the amount specified in the Notice of Conversion resulting in such Conversion Shares. The Company may from time to time, but is not required to, instruct the Holder and the Holder shall surrender this Note along with the Notice of Conversion for the purposes of making a notation thereon as to the amount of principal being converted, or of canceling this Note and issuing a new Note in the same form with the principal amount of such Note reduced by the amount converted. Such new or notated Note shall be delivered to the Holder within five (5) business days after such Holder's surrender to the Company. No fractional shares or scrip representing fractions of shares will be issued on conversion, but the number of shares issuable shall be rounded up to the nearest whole share. Accrued interest on the converted portion of the Note shall be payable upon conversion thereof, in cash or Common Stock at the Conversion Price, at the

Company's option. The date on which a notice of conversion is given (a "Conversion Date") shall be deemed to be either the date on which the Company receives from the Holder an original Notice of Conversion duly executed, or, if earlier, the date set forth in such Notice of Conversion if the original Notice of Conversion is received by the Company within two (2) business days thereafter.

In all cases, the Company shall deliver the Conversion Shares to the Holder within five (5) business days after the Conversion Date with respect to such Conversion Shares being delivered, and at the address specified in the Notice of Conversion.

At the Maturity Date, the remaining portion of this Note which remains unconverted, if any, plus accrued interest shall be automatically converted into shares of Common Stock as of the Maturity Date, as if the Holder had converted the remaining portion of this Note according to the provisions of this Section 3, with the Conversion Date being equivalent in such event to the Maturity Date, as if the Holder had provided the Company with a Notice of Conversion with respect to the outstanding principal amount of this Note on the Maturity Date.

Notwithstanding anything herein to the contrary, the Company shall have the unequivocal right to redeem any unconverted portion of this Note on the date which is one (1) year after the date of this Note (the "Anniversary Date"), and, with the prior written consent of the Holder, at any time thereafter prior to the Maturity Date, at a price equal to the then outstanding principal amount of this Note. For any redemption to be made pursuant to this paragraph, the Company shall give to the Holder five (5) business days' written notice (a "Redemption Notice") of its intention to so redeem the Note or a portion thereof, assuming that the Holder has not faxed a Notice of Conversion with respect to the Note (or portion thereof) sought to be redeemed (in which case the Redemption Notice shall be null and void). Upon notice of its intention to redeem the Note, the Company shall immediately, but in any event within five (5) business days after notice of its intention to so redeem is delivered, and on or before the Anniversary Date (unless the Holder agrees in writing to a later date), transfer the full redemption price to the Holder. Notwithstanding anything herein to the contrary, the Company may not redeem any portion of this Note with respect to which the Holder has delivered a Notice of Conversion (via facsimile or otherwise) to the Company prior to the Holder's receipt of a Redemption Notice. Should the Company not timely pay to the Holder the full redemption amount described in this Note, then its redemption rights as described in this paragraph shall be nullified, unless the Holder consents otherwise in writing. In the event that this note is redeemed by the Company within six (6) months from date hereof, the Company shall issue to the holder twenty million (20,000,000) shares of common stock in the Company at .003 cents ($0.003) each. In the event that this note is redeemed by the Company after six (6) months from date hereof, the Company shall issue to the holder forty million (40,000,000) shares of common stock in the Company at .003 cents ($0.003) each.

4. Obligations of the Company Herein are Unconditional. No provision of this Note shall alter or impair the obligation of the Company, which obligation is absolute and unconditional, to repay the principal amount of this Note at the time, place and rate herein stated.

This Note and all other Notes now or hereafter issued in replacement of this Note on the same or similar terms are direct obligations of the Company. This Note ranks at least equally with all other Notes now or hereafter issued under the terms set forth herein.

5. Adjustments. In the event the Company, at any time while all or any portion of this Note is outstanding, shall be consolidated with or merged into any other corporation or corporations or shall sell or lease all or substantially all of its property and business as an entirety, then lawful provisions shall be made as part of the terms of such consolidation, merger, sale or lease so that the holder of this Note may thereafter receive in lieu of such Common Stock otherwise issuable to such holder upon conversion of this Note, but at the conversion rate which would otherwise be in effect at the time of conversion, as hereinbefore provided, the same kind and amount of securities or assets as may be issuable, distributable or payable upon such consolidation, merger, sale or lease with respect to Common Stock of the Company.

6. Reservation of Shares. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of this Note, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all of the outstanding principal amount, and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of this Note, in addition to such other remedies as shall be available to Holder, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase the number of authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including without limitation, using its best efforts to obtain the requisite stockholder approval necessary to increase the number of authorized shares of the Company's Common Stock.

7. Note Holder Not Deemed a Stockholder. No Holder, as such, of this Note shall be entitled (prior to conversion of this Note into Common Stock, and only then to the extent of such conversion) to vote or receive dividends or be deemed the holder of shares of the Company for any purpose, nor shall anything contained in this Note be construed to confer upon the Holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance to the holder of this Note of the Conversion Shares which he or she is then entitled to receive upon the due conversion of all or a portion of this Note. Notwithstanding the foregoing, the Company will provide the Holder with copies of the same notices and other information given to the stockholders of the Company generally, contemporaneously with the giving thereof to the stockholders.

8. No Limitation on Corporate Action. No provisions of this Note and no right or option granted or conferred hereunder shall in any way limit, affect or abridge the exercise by the Company of any of its corporate rights or powers to recapitalize, amend its Articles of Incorporation, reorganize, consolidate or merge with or into another corporation, or to transfer all or any part of its property or assets, or the exercise of any other of its corporate rights and powers.

9. Representations of Holder. Upon conversion of all or a portion of this Note, the Holder shall confirm in writing, in a form reasonably satisfactory to the Company, that the Conversion Shares so purchased are being acquired solely for the Holder's own account and not as a nominee for any other party, and that such Holder is an Accredited Investor (as defined in Rule 501(a) of Regulation D promulgated under the 1933 Act). The Company acknowledges that Holder's duly executed certification on the Notice of Conversion is satisfactory confirmation of the facts set forth in the immediately preceding sentence. If such Holder cannot make such representations because they would be factually incorrect, it shall be a condition to such Holder's conversion of all or a portion of the Note that the Company receive such other representations as the Company considers reasonably necessary to assure the Company that the issuance of its securities upon conversion of the Note shall not violate any United States or state securities laws.

10. Waiver of Demand, Presentment, Etc. The Company hereby expressly waives demand and presentment for payment, notice of nonpayment, protest, notice of protest, notice of dishonor, notice of acceleration or intent to accelerate, bringing of suit and diligence in taking any action to collect amounts called for hereunder and shall be directly and primarily liable for the payment of all sums owing and to be owing hereunder, regardless of and without any notice, diligence, act or omission as or with respect to the collection of any amount called for hereunder.

11. Attorney's Fees. The Company agrees to pay all costs and expenses, including without limitation reasonable attorney's fees, which may be incurred by the Holder in collecting any amount due under this Note or in enforcing any of Holder's conversion rights as described herein, if the Holder is required to pursue legal action to so collect or enforce its rights described herein, and is successful in such legal action.

12. Default. If one or more of the following described "Events of Default" shall occur:

(a) The Company shall continue in default in the payment of principal or interest on this Note for a period of ten (10) days after a notice of default is received by the Company with respect to any such payment, or the Company shall not timely honor any Notice of Conversion as specified herein and in the Securities Purchase Agreement; or

(b) Any of the representations or warranties made by the Company herein, or in any certificate or financial or other written statement heretofore or hereafter furnished by or on behalf of the Company in connection with the execution and delivery of this Note shall be false or misleading in any material respect at the time made and the Holder shall have provided seven (7) days prior written notice to the Company of the alleged misrepresentation or breach of warranty and the same shall continue uncured for a period of seven (7) days after such written notice from the Holder; or

(c) The Company shall fail to perform or observe, in any material respect, any other covenant, term, provision, condition, agreement or obligation of the Company under this Note for a period of seven (7) days after written notice from the Holder of such failure; or

(d) The Company shall either: (i) become insolvent; (ii) admit in writing its inability to pay its debts generally or as they become due; (iii) make an assignment for the benefit of

creditors or commence proceedings for its dissolution; or (iv) apply for, or consent to the appointment of, a trustee, liquidator, or receiver for its or for a substantial part of its property or business; or

(e) A trustee, liquidator or receiver shall be appointed for the Company or for a substantial part of its property or business without the Company's consent and such appointment is not discharged within sixty (60) days after such appointment; or

(f) Any governmental agency or any court of competent jurisdiction at the instance of any governmental agency shall assume custody or control of the whole or any substantial portion of the properties or assets of the Company and shall not be dismissed within sixty (60) days thereafter; or

(g) Any money judgment, writ or Note of attachment, or similar process in excess of Two Hundred Thousand United States Dollars (US$200,000.00) in the aggregate shall be entered or filed against the Company or any of its properties or assets and shall remain unpaid, unvacated, unbonded or unstayed for a period of fifteen (15) days or in any event later than five (5) days prior to the date of any proposed sale hereunder (this paragraph shall not include a civil action filed against the Company that is not reduced to judgment); or

(h) Bankruptcy, reorganization, insolvency or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Company and, if instituted against the Company, shall not be dismissed within sixty (60) days after such institution or the Company shall by any action or answer approve of, consent to, or acquiesce in any such proceedings or admit the material allegations of, or default in answering a petition filed in, any such proceeding; or

(i) The Company shall have received a notice of default on the payment of any debt(s) aggregating in excess of Two Hundred Thousand United States Dollars (US$200,000.00) beyond any applicable grace period;

then, or at any time thereafter, and in any and every such case, unless such Event of Default shall have been waived in writing by the Holder (which waiver in one instance shall not be deemed to be a waiver in another instance or for any other prior or subsequent Event of Default) at the option of the Holder and in the Holder's sole discretion, the Holder may immediately accelerate the maturity hereof, whereupon all principal and interest hereunder shall be immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by the Company, anything herein or in any Note or other instrument contained to the contrary notwithstanding, and the Holder may immediately, and upon the expiration of any period of grace, enforce any and all of the Holder's rights and remedies provided herein or any other rights or remedies afforded by law or equity.

13. Note a General Unsecured Obligation of the Company. This Note represents a general unsecured obligation of the Company. No recourse shall be had for the payment of the principal of, or the interest on, this Note, or for any claim based thereon, or otherwise in respect hereof, against any incorporator, shareholder, officer, director, or agent of the Company or any

successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

14. Enforceability. In case any provision of this Note is held by a court of competent jurisdiction to be excessive in scope or otherwise invalid or unenforceable, such provision shall be adjusted rather than voided, if possible, so that it is enforceable to the maximum extent possible, and the validity and enforceability of the remaining provisions of this Note will not in any way be affected or impaired thereby.

15. Entire Agreement. This Note and Exhibit I attached hereto, the Securities Purchase Agreement and the Exhibits attached thereto and the Exhibits attached thereto (if any) constitute the full and entire understanding between the Company and the Holder with respect to the subject matter hereof and thereof. Neither this Note nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the Company and the Holder.

17. Governing Law. This Note shall be governed by and construed in accordance with the laws of the state of Indiana without giving effect to applicable principles of conflict of law.

18. Headings. Headings in this Note are for convenience only, and shall not be used in the construction of this Note.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed by an officer thereunto duly authorized, all as of the date first hereinabove written.

Echeck Holdings, Inc.

Witness: ____________________
Dated: 4/6/11

By: Ellen Gardner
Ellen Gardner
Dated: 4/6/11

Alan Waserstein

Witness: ____________________
Dated: 4/6/11

By: ____________________
Dated: 4/6/11

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